UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒        Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LANTHEUS HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

P.O. BOX 8016, CARY, NC 27512-9903

Lantheus Holdings, Inc.

Important Notice Regarding the Availability of

Proxy Materials for the Stockholders Meeting To

Be Held On April 25, 2024

For Stockholders of record as of March 1, 2024

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/LNTH

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

For a convenient way to view proxy materials and VOTE go to

www.proxydocs.com/LNTH

Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before April 15, 2024.

To order paper materials, use one of the following methods.

INTERNET www.investorelections.com/LNTH	TELEPHONE (866) 648-8133	* E-MAIL paper@investorelections.com
When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above.		* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

Lantheus Holdings, Inc.

Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K

Meeting Type: Annual Meeting of Stockholders

Date:	Thursday, April 25, 2024

Time:	10:30 AM, Eastern Time

Place:	The Franklin Room at The Langham Hotel

250 Franklin Street, Boston, MA 02110

To attend virtually you must pre-register online at www.proxydocs.com/LNTH.

SEE REVERSE FOR FULL AGENDA

Lantheus Holdings, Inc.

Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3 AND 4

PROPOSAL

1.	The election of three Class III directors to our Board of Directors.

1.01 Mr. Brian Markison

1.02 Mr. Gary Pruden

1.03 Dr. James H. Thrall

2.	The approval, on an advisory basis, of the compensation paid to our named executive officers.

3.	The approval of an amendment to the Lantheus Holdings, Inc. 2015 Equity Incentive Plan to increase the number of Shares reserved for issuance thereunder.

4.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.